UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 2, 2018

Date of Report (date of earliest event reported)

AirXpanders, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-55781	20-2555438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3047 Orchard Parkway, San Jose, CA, 95134

(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 390-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

On August 2, 2018, AirXpanders, Inc., a Delaware corporation (the “Company”), entered into a Class A Common Stock Purchase Agreement (the “Purchase Agreement”) with certain accredited  investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 20,441,183 shares of the Company’s common stock (equivalent to 61,323,549 CHESS Depositary Instruments (CDIs)) (the “Shares”) at a purchase price of US$0.16719075 per share (equivalent of AUS$0.075 per CDI, assuming an exchange rate of 1 AUD to 0.74307 USD and a conversion rate of 3 CDIs to 1 Share of Class A Common Stock) (the “Private Placement”), which is equal to the price per share of the Company’s common stock in the rights offering (the “Rights Offering”) described in the Company’s Registration Statement on Form S-1 and the related prospectus filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2018 and declared effective by the SEC on August 6, 2018. The aggregate purchase price to be paid by the Purchasers for the Shares is $3,417,579.44.

Two entities affiliated with Vivo Ventures Fund (“Vivo Ventures”) have agreed to purchase an aggregate of 20,142,123 shares of common stock and Barry Cheskin, the Company’s non-executive Chairman, has agreed to purchase 299,060 shares in the Private Placement. The closing (the “Closing”) of the Private Placement is subject to the satisfaction of certain closing conditions set forth in the Purchase Agreement, including, with respect to Vivo Ventures the closing of the Rights Offering, and, with respect to Mr. Cheskin, both the closing of the Rights Offering and the Company obtaining the stockholder approval of the issuance. A stockholders' meeting will be held as soon as practicable to seek the requisite approval for the issuance to Mr. Cheskin.

The Purchase Agreement also requires the Company to register the Shares for resale. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission within 60 days of the Closing.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreement set forth herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The three Purchasers in the Private Placement are accredited investors and the Shares being sold pursuant to the Purchase Agreement will be issued in a private placement without registration in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering.

Item 9.01        Financial Statements and Exhibits.

            (d)       Exhibits:

10.1(1)     Class A Common Stock Purchase Agreement, dated August 2, 2018, by and among AirXpanders, Inc. and the purchasers listed therein.

(1)       Filed as Exhibit 4.7 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 2, 2018 and incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2018	AIRXPANDERS, INC.

/s/ Frank Grillo
Frank Grillo President and Chief Executive Officer
Duly Authorized Officer